JEFFERSONVILLE BANCORP
                             4866 State Route 52
                        Jeffersonville, New York 12748

                               PROXY STATEMENT

       ---------------------------------------------------------------

                        ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD APRIL 24, 2001

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Jeffersonville Bancorp, a New York corporation, for use at the Annual Meeting of Stockholders (the "Annual Meeting"), to be held on April 24, 2001 at 3:00 p.m., Jeffersonville, New York time, at The First National Bank of Jeffersonville, 4866 State Route 52, Jeffersonville, New York, and any adjournment thereof. The purposes of the Annual meeting are (a) to elect four directors to the Board of Directors of the Company (b) to ratify KPMG LLP as independent auditors for the Company for its year ending December 31, 2001 (c) and to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Solicitation of proxies may be made in person or by mail, telephone or telegraph, by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse the forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement was first mailed to stockholders on or about March 23, 2001.

     The Company has its principal executive offices at 4866 State Route 52, Jeffersonville, New York 12748; telephone (845) 482-4000.

                              TABLE OF CONTENTS

                                                                           Page

Notice of Annual Meeting of Stockholders                                      1

New Business                                                                  2

Nomination of Directors                                                       2

Quorum and Voting                                                             2

Action to be Taken Under Proxy                                                3

Election of Directors                                                         3

Ratification of Appointment of Auditors                                       3

Security Ownership of Certain Beneficial Owners and Management              4-5

Directors and Executive Officer Information                                   6

Committees of the Board of Directors                                          6

Remuneration of Management and Others                                       7-9

Report of the Examining Committee                                          9-10

Report of the Personnel Committee                                            10

Transactions with Management                                                 11

Comparative Stock Performance Graph                                          11

Other Matters                                                                12

Documents Incorporated by Reference                                          12

                            JEFFERSONVILLE BANCORP
                             4866 State Route 52
                        Jeffersonville, New York 12748

       ---------------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD APRIL 24, 2001

Dear Stockholder:

     Notice is hereby given that the Annual Meeting of the Stockholders of Jeffersonville Bancorp (the "Company") will be held in the Company's Board Room at The First National Bank of Jeffersonville (the "Bank") 4866 State Route 52, Jeffersonville, New York at 3:00 p.m., Jeffersonville, New York Time, on April 24, 2001 for the following purposes:

         (1) To elect four directors to the Board of Directors; and

         (2) To ratify the appointment of KPMG LLP as independent auditors for the Company for its year ending December 31, 2001.

         (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only those holders of record of common stock of the Company, par value $0.50 per share (the "Common Stock"), at the close of business on March 16, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     You are cordially invited and urged to attend the Annual Meeting in person, but if you are unable to do so, please date, sign and promptly return the enclosed proxy in the enclosed, self-addressed stamped envelope. If you attend the Annual Meeting and desire to revoke your proxy and vote in person, you may do so, In any event, a proxy may be revoked at any time before it is exercised.

                                             By Order of the Board of Directors

                                             Arthur E. Keesler, President

Jeffersonville, New York
March 23, 2001

     The Company was organized as a New York corporation on January 12, 1982 for the purpose of becoming a registered bank holding company under the Bank Holding Company Act of 1956, as amended. Effective June 30, 1982, the Company became the registered bank holding company for the Bank, which was chartered in 1913 and organized under the National Banking Laws of the United States.

     The Company does not pay any compensation to directors or officers and the compensation payments and benefit plans described in this proxy are paid by the Bank. The same members make up the Board of Directors of both the Company and the Bank.

                                 NEW BUSINESS

     At an annual meeting of stockholders, only such new business shall be conducted and only proposals with respect to such new business shall be considered or acted upon, as shall have been brought before such meeting by or at the direction of the Board of Directors or by any stockholder of the Company who gives timely notice in writing to the Secretary of the Company as set forth in Section 2.13 of the Company's Bylaws. For new business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must deliver notice to, or mailed and received at, the Company's principal executive office not less than 120 calendar days in advance of the date of the Company's proxy statement sent to stockholders in connection with the previous year's annual meeting of stockholders, except that, if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, such notice shall be received by the Company in a reasonable time before the solicitation is made. A stockholder's notice must be addressed to the Secretary of the Company. A stockholder's notice to the Secretary shall set forth, as to each matter of business the stockholder proposes to bring before the meeting, (i) a brief description of the matter desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address as they appear on the Company's books, of the stockholder proposing such proposal; (iii) the class and number of shares of the Company's stock that are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice; and (iv) any financial interest of the stockholder in such proposal.

                           NOMINATION OF DIRECTORS

     Nomination of candidates for election as directors at any annual meeting of stockholders may be made by the Board of Directors or by any stockholder entitled to vote at such annual meeting. Only persons nominated in accordance with the procedures set forth in Section 2.12 of the Company's Bylaws shall be eligible for election as directors at an annual meeting.

     Nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company as set forth in Section 2.12 of the Company's Bylaws. To be timely, a stockholder's notice shall have been delivered to, or mailed and received at, the principal executive offices of the Company no later than November 24, 2000

                              QUORUM AND VOTING

     At the close of business on March 19, 2001, the Company had issued and outstanding 1,504,757 shares of Common Stock. Only holders of record of Common Stock at the close of business on March 16, 2001, are entitled to notice of and vote on matters to come before the Annual Meeting or any adjournment thereof.

     The presence in person or by proxy of the holders of a majority of outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting or any adjournment thereof. The record holders the Common Stock are entitled to one vote in person or by proxy in respect to each such share on each matter to come before the Annual Meeting.

                        ACTION TO BE TAKEN UNDER PROXY

     Each proxy unless stockholder otherwise indicates therein, will be voted "FOR" the election of the four persons named in the Proxy Statement as the Board of Directors' nominees for election to the Board of Directors and "FOR" the ratification of KPMG LLP as independent auditors. In each case where the stockholder appropriately specified how the proxy is to be voted, it will be voted in accordance with his or her specification. Stockholders may designate a person or persons other than those named in the enclosed proxy to vote their shares at the Annual Meeting or any adjournment thereof. As to any other matter of business which may be brought before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the persons voting the same, but the Board does not know of any such other matters of business. Any stockholder has the power to revoke his or her proxy at any time, insofar as it has not been exercised, by written notice or subsequently dated proxy sent to Charles
E. Burnett at the Company, P.O. Box 398, Jeffersonville, New York 12748, or by oral revocation given by the stockholder in person at the Annual Meeting or any adjournment thereof.

                            ELECTION OF DIRECTORS

     Pursuant to the Company Bylaws, the Board of Directors has, by resolution, fixed the number of directors at 13. The Board is divided into three classes (I, II, III), and each director typically serves a three-year term. A director will initially serve less than three years if the term of office for the Class in which he is elected expires prior to the director's third year in service. In this case, the director will stand for reelection with the other Class members for a full three-year term.

     The terms of office of Class III directors expires in 2001. The four Class III directors have been nominated to serve for three-year terms as members of Class III. The Board of Directors has nominated to serve as directors Douglas A. Heinle, Kenneth C. Klein, James F. Roche and Gilbert E. Weiss for Class III directorship. There are no shareholder nominees for Class III directors. All nominees are currently members of the Board. It is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may determine to decrease the size of the Board to eliminate the vacancy at any time. The Board knows of no reason why any nominee might be unable to serve if elected.

     The Board of Directors recommends that shareholders vote "For" the approval of the four nominees to the Board of Directors, after consideration of the information contained herein. Your appointed proxies will vote your shares "For" the four nominees unless you instruct otherwise in the proxy form.

                   RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed the firm of KPMG LLP as independent auditor of the Company for the fiscal year ending December 31, 2001, subject to ratification of such appointment by the stockholders. Representatives of KPMG LLP are expected to be present at the Annual Meeting and are expected to make a statement if they desire to do so and/or be available to respond to appropriate questions.

     The Board of Directors recommends that stockholders vote "For" the ratification of KPMG LLP as independent auditors.

                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The name and address, position, age, number of shares owned and principal occupation of the executive officers, directors and 5% stockholders of the Company as of March 19, 2001, are as follows:


                                                                   Shares of
                                                                   Common              Owned
Name and Address           Position (Class)             Age        Stock Owned         Percentage      Principal Occupation

Arthur E. Keesler          President and                69         21,120.000<F1>      1.41            Board Chairman of
Callicoon Center           Director (II)                                                               the Company
NY, 12724                  Director since 1982

Raymond L. Walter          Vice President               54          8,893.072<F7>      0.59            President of the Bank
Box 159                    and Director (II)
Yulan                      Director since 1994
NY, 12792

John K. Gempler            Secretary and                58         21,475.000<F2>      1.43            Corporate Secretary
Box 323                    Director (I)                                                                Insurance Company
Kenoza Lake                Director since 1982
NY, 12750

John M. Riley              Treasurer                    57          1,159.348<F8>      0.08            Executive Vice
9 Delaware Ave.                                                                                        President/
Liberty                                                                                                Lending Officer
NY, 12754-1504

John W. Galligan           Director (II)                64         11,025.000          0.74            Land Surveyor
P.O. Box 71                Director since 1982
Monticello
NY, 12701

Douglas A. Heinle          Director (III)               71         16,977.000          1.13            Retired
Cochecton Center           Director since 1982
NY, 12727

Solomon Katzoff            Director (II)                75         25,098.000<F3>      1.67            Real Estate Broker
Lake Huntington            Director since 1982
NY, 12752

Gibson E. McKean           Director (I)                 66         32,695.060          2.18            Real Estate Broker
Highland Lake              Director since 1982
NY, 12743


<F1> Included in this number are 6,600 shares owned jointly by Mr. Keesler and his wife Jane Keesler and 4,620 shares owned by Jane Keesler.

<F2> Included in this number are 1,122 shares owned jointly by Mr. Gempler and his wife Lorraine Gempler.

<F3> Included in this number is 4,587 shares owned by Mr. Katzoff's wife
     Gertrude Katzoff.

<F4> Included in this number is 1,526 shares owned by Mr. Sykes' wife Joyce
     Sykes.

<F5> These shares are registered in the name of Gilbert Weiss and Eleanor
     Weiss Family Trust.

<F6> Included in this number is 4,620 shares owned by Mr. Wilde's wife
     Elizabeth J. Wilde.

<F7> Included in this number are 1,262 shares owned jointly by Mr. Walter and his wife Nancy Walter and 1,120.919 shares owned by Raymond L Walter custodian for Janelle D. Walter.

<F8> Included in the number are 1,159.348 shares owned jointly by Mr. Riley and his wife Mary Helen Riley


                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT


                                                                   Shares of
                                                                   Common              Owned
Name and Address           Position (Class)             Age        Stock Owned         Percentage      Principal Occupation

James F. Roche             Director (III)               67         33,190.000          2.21            Automobile Dealer
Callicoon                  Director since 1982
NY, 12723

Edward T. Sykes            Director (I)                 56         22,383.000<F4>      1.49            Insurance Broker
Callicoon                  Director since 1982
NY, 12723

Gilbert E. Weiss           Director (III)               78         52,800.000<F5>      3.51            Retired
RD1 Box 1374               Director since 1982
Beach Lake
PA, 18405

Earle A. Wilde             Director (II)                72         21,390.474<F6>      1.43            Agricultural Consultant
P.O. Box 386               Director since 1982
Jeffersonville
NY, 12748

Kenneth C. Klein           Director (III)               40            200.000          0.02            Attorney
14 St. Josephs Road        Director since 2000
Forestburg,
NY 12777-6239


<F1> Included in this number are 6,600 shares owned jointly by Mr. Keesler and his wife Jane Keesler and 4,620 shares owned by Jane Keesler.

<F2> Included in this number are 1,122 shares owned jointly by Mr. Gempler and his wife Lorraine Gempler.

<F3> Included in this number is 4,587 shares owned by Mr. Katzoff's wife
     Gertrude Katzoff.

<F4> Included in this number is 1,526 shares owned by Mr. Sykes' wife Joyce
     Sykes.

<F5> These shares are registered in the name of Gilbert Weiss and Eleanor
     Weiss Family Trust.

<F6> Included in this number is 4,620 shares owned by Mr. Wilde's wife
     Elizabeth J. Wilde.

<F7> Included in this number are 1,262 shares owned jointly by Mr. Walter and his wife Nancy Walter and 1,120.919 shares owned by Raymond L Walter custodian for Janelle D. Walter.

<F8> Included in the number are 1,159.348 shares owned jointly by Mr. Riley and his wife Mary Helen Riley


     There are no beneficial owners who own 5% or more of the outstanding common stock.

                  DIRECTOR AND EXECUTIVE OFFICER INFORMATION

     Each director and executive officer has served with or been employed by the Company and/or the Bank continuously for the past five years, with the exception of director Kenneth C. Klein and Executive Officer John M. Riley. Mr. Klein has been on the board since November 14, 2000. Mr. Riley was appointed Treasurer in February of 2000.

     No director or executive officer sits on the board of directors of any corporation with a class of securities registered with the Securities and Exchanges Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, subject to the requirements of Section 15 (d) of such act, or any company registered under the Investment Company Act of 1940, as amended.

     There are no family relationships among or between any of the directors or executive officers of the Company.

     All reporting requirements of Section 16 (a) of the Exchange Act were met.

                     COMMITTEES OF THE BOARD OF DIRECTORS

The Bank's Board Committees are described below.

     The Board of Directors has a standing Examining Committee on which board membership is rotated annually. It was composed of Messrs. Roche (Chairman), McKean, Walter and Wilde on December 31, 2000. The function of the Examining Committee is to institute, oversee and assist the internal and external bank auditors. The Audit Committee had four regularly scheduled meetings during 2000.

     The Board of Directors does not have a standing Nominating Committee. Nominations are made by resolution at a Board of Directors meeting.

     The Board of Directors has a standing Salary and Personnel Committee on which board membership is rotated annually. It was composed of Messrs. Galligan (Chairman), Katzoff, Keesler, Weiss and Walter on December 31, 2000. The function of the Salary and Personnel Committee is to review the compensation and benefits of the directors, officers and executive officers of the Company. The Salary and Personnel Committee had two regularly scheduled meetings during 2000.

     The Board of Directors has a standing Loan Committee on which board membership is rotated monthly. It was composed of Messrs. Walter (Chairman), Galligan, Heinle, Keesler and Katzoff on December 31, 2000. The function of this committee is to review loan applications for new credit extensions. The Loan Committee had 24 scheduled meetings during 2000.

     The Strategic Planning Committee of the Board of Directors is also rotated annually. It was composed of Messrs. Sykes (chairman), Gempler, Heinle, Keesler and Walter on December 31, 2000. The function of this committee is to look ahead to prepare for future trends and changes. They also serve as the Data Processing Committee reviewing future changes and enhancements in the Bank's data processing applications. This committee had four meetings during 2000.

     The Board of Directors has a Building Committee that meets on an ad hoc basis. Members are appointed for specific meetings as called by the Board Chairman or President.

     The Company had 13 regularly scheduled Board meetings during 2000. Each director has attended at least 75% of the of the Board of Directors meetings. The Bank had 13 regularly scheduled meetings during 2000. Each director has attended at least 75% of the of the Board of Directors meetings.

                    REMUNERATION OF MANAGEMENT AND OTHERS

                         EXECUTIVE COMPENSATION TABLE


                                                                                         Long-Term Compensation
                                         Annual Compensation                       Awards                    Payouts
----------------------------------------------------------------------------------------------------------------------------------
(a)                         (b)       (c)         (d)         (e)               (f)            (g)       (h)         <F1>
                                                                                Restricted
                                                  Profit      Other Annual      Stock          Options   LTIP        All Other
Name and                              Salary      Sharing     Compensation      Award(s)       SARs      Payouts     Compensations
Principal Position          Years     ($)         ($)         ($)               ($)            (#)       ($)         ($)
----------------------------------------------------------------------------------------------------------------------------------
Raymond L. Walter           2000      190,425     35,828      15,200            0              0         0           0
President                   1999      178,904     39,800      13,300            0              0         0           0
                            1998      173,328     35,835      12,100            0              0         0           0

John M. Riley               2000       99,926     16,319       7,500            0              0         0           0
Senior Vice President       1999       97,569     18,390       6,500            0              0         0           0
                            1998       90,919     16,452       7,300            0              0         0           0


<F1> Does not include the value of perquisites and other personal benefits because the aggregate of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for the individual for that year.


     The Bank pays members of its Board of Directors an honorarium of $600 per meeting of the Board attended, with two absences per year also paid and $500 per meeting attended for members who serve on each of the Examining Committee, Personnel Committee, Strategic Planning Committee and Loan Committee. Mr. Walter and Mr. Keesler do not receive Loan Committee fees. The Chairman of the Board is paid a $60,000 annual fee in addition to regular meeting fees. The Board Secretary is paid $600 per meeting in addition to regular meeting and committee fees. The Company pays no honorariums to its Board of Directors.

Employee Benefit Plans

     Tax-Deferred Savings Plan

     The Company maintains a qualified 401K plan for all employees, which permits tax-deferred employee contributions up to 15% of salary and provides for matching contributions by the Company: In 2000, the Company matched 100% of employee contributions up to 4% of the employee's salary and 25% of the next 2% of the employee's salary. The Company contributed approximately $127,000 in 2000, $107,000 in 1999 and $111,000 in 1998. During 2000 the Bank
contributed $7,906 and $5,022 for Messrs. Walter and Riley, respectively, which amounts are included in the Executive Compensation Table.

     Pension Plan

     The Bank has a defined benefit pension plan (using the New York State Bankers Retirement Plan Prototype) (the "Pension Plan") covering substantially all of its employees. The benefits are based on years of service and the employee's average compensation during the five consecutive years in the last 10 years of employment affording the highest such average. All W-2 compensation paid by the Bank to its employees up to $150,000 per year is covered by the Pension Plan, but this limitation of $150,000 may be higher due to increases in the Consumer Price Index. Participants in the Pension Plan may choose the following benefit option: one-sum payment, automatic joint and survivor annuity, life annuity with 120 stipulated payments, or full cash refund annuity. The Bank's funding policy is to contribute annually the maximum amount that can be deducted for Federal income tax purposes. Contributions are intended to provide not only benefits attributed to service to date but also for those expected to be earned in the future.

     The following table sets forth the estimated annual benefits payable upon retirement to persons who have earned the specified average annual compensation and who have completed the specified years of creditable service:


Annual                                                    Years of Creditable Service
Average
Compensation                 15               20               25              30                35               40
--------------------------------------------------------------------------------------------------------------------------

$ 25,000                     $ 4,725          $ 6,300          $ 7,875         $  9,450          $ 11,025         $ 12,275

$ 50,000                      10,695           14,260           17,825           21,390            24,955           27,455

$ 75,000                      17,258           23,010           28,763           34,515            40,268           44,018

$100,000                      23,820           31,760           39,700           47,640            55,580           60,580

$150,000                      36,945           49,260           61,575           73,890            86,205           93,705

$200,000                      50,070           66,760           83,450          100,140           116,830          126,830


     The single plan maximum benefit limit under Internal Revenue Code
Section 415 as of January 1, 2000 is $140,000. The maximum annual compensation allowed under a qualified plan is $170,000 for 2000. The benefits above were computed assuming that (i) the normal form of payment to a single participant is used and (ii) the employee turns 65 in December 2000.

     The estimated creditable years of service until retirement for Messers. Walter and Riley (the two executive officers in the proceeding Executive Compensation Table, who participates in the Pension Plan) is 37 and 24 years, respectively.

     Profit Sharing Plan

     The Bank has a profit sharing plan (the "Profit Sharing Plan") in which all employees of the Bank with one complete year of service as of November 30 may participate for that fiscal year. Employees with less than one year of service are eligible for 1/12 of their normal share for each month of service. A profit sharing percentage is developed for each employee of the Bank ranging firm 7% to 17% of base salary, as determined by the Personnel Evaluation Committee of four senior members of management. The profit sharing percentage for all senior management is based on the performance of pre-determined. During 2000, the Bank paid Messrs. Walter and Riley $35,828 or 18.8% and $16,319 or 16.3 %, respectively, pursuant to the Profit Sharing Plan, which amounts are included in the preceding Executive Cash Compensation Table.

     Change of Control Severance Payment Plan

     The Board of Directors of the Company decided in 1996, that it would be in the best interest of the Company and the Bank to institute certain policies and procedures that would have the effect of securing the continued services of highly competent and dedicated senior officers of the Bank while discouraging hostile or unsolicited takeover attempts. As a result, the Board of Directors adopted through a resolution that Certain Change of Control Severance Payment Plan (the "Plan"), on January 19, 1996.

     The Plan applies to senior management officers of the Bank (the "Executives") and becomes effective when any Executive experiences a Termination Event (as defined below) within 18 months following the date of a Change of Control (as defined below). The Plan defines a "Termination Event" to mean, (a) a termination of the Executive's employment with the Company and/or the Bank; (b) a failure to renew the Executive's employment with the Company and/or the Bank; (c) a decrease in the Executive's total compensation; and (d) an adverse change in the Executive's place of employment. The Plan defines "Change of Control" to mean, (i) a merger or consolidation of the Bank or the Company with or into another entity, immediately after which the equity holders of the Company immediately prior to the Change of Control (the "Historic Shareholders") own, in the aggregate less than 50% of the outstanding equity securities of the surviving entity;
(ii) a sale of outstanding or newly issued equity securities of either the Company or the Bank with the result that the Historic Shareholders own, in the aggregate less than 50% of the outstanding equity securities of the Company or the Bank; or (iii) a sale or exchange of more than 50% of the gross assets of either the Company or the Bank.

     The Plan provides that if any Executive experiences a Termination Event within 18 months following the date of a Change of Control, then the Company, the Bank, or any successor in interest thereof, shall pay to the Executive a severance payment in cash equal to three times such Executive's highest yearly aggregate salary and cash bonus during the three years immediately preceding the year in which the Termination Event occurs.

     The Plan is not the subject of a contract or an agreement entered into between the Company and any Executive, but is merely a reflection of the Board's policy currently in effect. The Plan may be amended, modified, or rescinded at any item prior to a Change of Control by the affirmative vote of 80% or more of the directors sitting on the Board of Directors. In addition, it should be noted that the Plan specifically defines "Executive" to mean any senior management officer of the Bank. Any executive or senior management officer of the Company, therefore, who is not also a senior management officer of the Bank, would not be covered by the Plan.

     Bank Owned Life Insurance

     Life insurance coverage is provided for executive officers on an endorsement split dollar arrangement. The economic benefit (the imputed income amount of the split dollar plan) is included in column (c) of the executive compensation table.

     Life insurance coverage is being provided to directors under an endorsement split dollar arrangement. The following are the directors and the economic value of their respective life insurance coverage: John Galligan $599; John Gempler $351; Douglas Heinle $1,097; Arthur Keesler $795; Gibson McKean $579; Edward Sykes $212; and Gilbert Weiss $1,878.

                      REPORT OF THE EXAMINING COMMITTEE
                             DATED MARCH 12, 2001

     The Examining Committee of the Board of Directors of Jeffersonville Bancorp ("Company") is responsible for providing independent, objective oversight of the Company's accounting functions, internal controls and financial reporting process. The Examining Committee is composed of 3 directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The Examining Committee operates under a written charter approved by the Board of Directors

     Management is responsible for the Company's internal controls and financial reporting process. The Company's independent accountants, KPMG LLP ("KPMG"), are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Examining Committee's responsibility is to monitor and oversee the financial reporting and audit processes.

     In connection with these responsibilities, the Company's Examining Committee met with management and the independent accountants to review and discuss the Company's December 31, 2000 consolidated financial statements. The Examining Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Examining Committees). The Examining Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Examining Committees). Fees for services provided by the independent accountants for the fiscal year ended December 31, 2000 were as follows: audit fees (including $5,333 for each of three quarterly reviews and $10,000 of reimbursable expenses) -- $78,000; financial information systems design and implementation fees -- none; and all other fees (which consisted primarily of tax compliance and planning services) -- $181,725. The Examining Committee discussed KPMG's independence with KPMG and has considered whether the non-audit services provided by KPMG during the fiscal year ended December 31, 2000 were compatible with maintaining KPMG's independence. The Examining Committee has concluded that the non-audit services provided do not impair the independence of KPMG.

     Based upon the Examining Committee's discussions with management and the independent accountants, and its review of the information described in the preceding paragraph, the Examining Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

                                          THE EXAMINING COMMITTEE
                                          Earle A. Wilde, Chairman
                                          Douglas A. Heinle
                                          Edward Sykes

                      REPORT OF THE PERSONNEL COMMITTEE
                            DATED JANUARY 18, 2001

     This Committee establishes policies relating to the compensation of employees, officers and executive officers. All decisions by the Personnel Committee are ratified by the Board of Directors

     Compensation levels for officers and executive officers from March 1, 2000 through February 28, 2001 were fixed by the Board of Directors based on recommendations of the Committee. The base compensation paid to the executive officers in 2000 was, on the average, approximately 7.5% above that paid in 1999.

     The compensation recommended and approved for executive officers is intended to further the earnings and financial strength of the Company through the focus of attention on efficient and productive operations in an increasingly competitive environment. To achieve this goal, the Company's Executive Compensation Policy integrates annual base compensation with profit sharing based on corporate performance and individual initiatives. In evaluating annual executive compensation, the Committee examines net income, earnings per share, return on equity, asset growth, and total return to shareholders.

     The Bank's management performance was satisfactory in 2000 despite the difficult economic conditions.

     In making its recommendations for executive officer compensation, including that for the Chief Executive Officer, the Committee considers a number of factors, including an appraisal of the officer's performance, the earnings performance of the Company, and information supplied by a regionally recognized compensation consulting firm.

     The base compensation of the Chief Executive Officer, Raymond Walter, was increased in 2000 by $11,521 over 1999 and following a base increase from 1998 to 1999 of $5,576. The average profit sharing percentage paid to Mr. Walter for the period 1998 to 2000, was 20.5% based on attainment of predetermined growth and profitability goals.

     The Committee based its recommendation largely on Mr. Walter's performance as President in 1994-2000, as well as past performance, and the Committee believes he has shown the ability to effectively lead the Company and respond to a challenging and changing business environment.

                                          Douglas Heinle, Chairman
                                          Salary and Personnel Committee

                         TRANSACTIONS WITH MANAGEMENT

     In the ordinary course of its banking business, the Bank has had and anticipates it will continue to have transactions with various of its executive officers, directors and their associates, including corporations in which such directors own a beneficial interest. To the extent such transactions consisted of extensions of credit of any material amount, such transactions have been made in the ordinary course of the Bank's business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Bank customers, and do not involve more than the normal risk of collectability or other unfavorable features.

                     COMPARATIVE STOCK PERFORMANCE GRAPH

     The graph on the following page sets forth the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years, assuming the investment of $100 on December 31, 1995 and the reinvestment of all dividends since that date to December 31, 2000. The graph also contains for comparison purposes the NASDAQ Financial Companies Index and the NASDAQ Total US Index. The Data used was obtained from published sources and is believed to be accurate.

                  Comparison of Five-Year Cumulative Return
                        Fiscal Year Ended December 31

                                    GRAPH


                                                                Period Ending
Index                             12/31/95     12/31/96      12/31/97     12/31/98     12/31/99     12/31/00
------------------------------------------------------------------------------------------------------------

Jeffersonville Bancorp            100.00       107.93        125.40       141.72       158.67       142.79
NASDAQ -- Total US                100.00       123.04        150.69       212.51       394.92       237.62
NASDAQ Financial Index            100.00       128.36        196.31       190.73       189.46       207.03


                                OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of those voting the proxies.

                     DOCUMENTS INCORPORATED BY REFERENCE

     1. Item 7 Form 10-K, Management's Discussion and Analysis of Financial Condition and Results of Operations.

     2.   Jeffersonville Bancorp's 2000 Annual Report to Stockholders.

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000 will be supplied to stockholders without charge, upon written request directed to Charles E. Burnett, P.O. Box 398, Jeffersonville, New York 12748.

                                        BY THE ORDER OF THE BOARD OF DIRECTORS

                                        Arthur E. Keesler
                                        President

                            JEFFERSONVILLE BANCORP
                 P.O. Box 398, Jeffersonville, New York 12748

 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF JEFFERSONVILLE BANCORP

  The undersigned hereby appoints, Barbara Hahn, Salvatore Princiotta, and Allan Sommer with full power of substitution and resubstitution, proxies of the undersigned, with all of the powers that the undersigned would possess if personally present to cast all the votes which the undersigned would be entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") of Jeffersonville Bancorp to be held on Tuesday, April 24, 2001 at The First National Bank of Jeffersonville, 4866 State Route 52, Jeffersonville, New York commencing at 3:00 p.m., Jeffersonville, New York time, and any and all adjournments thereof, including (without limiting the generality of the foregoing) to vote and act as indicated on the reverse side.

  In their discretion, the proxies are authorized to vote upon such business as may properly come before the Annual Meeting. This Proxy will be voted at the Annual Meeting or any adjournment thereof in accordance with the instructions set forth on the reverse, or in the event no instructions are set forth, this Proxy will be voted FOR each of the nominees for director and FOR the ratification of the appointment of KPMG LLP as independent auditors.

                                                        (continued on the back)

1.   ELECTION OF DIRECTORS
       a. Nominees to serve three-year terms expiring at 2004 Annual Meeting.

____ FOR the nominees listed below. (Except as indicated to the contrary)

____ WITHHOLD AUTHORITY to vote for the nominees listed below.

Douglas A. Heinle, James F. Roche, Gilbert E. Weiss and Kenneth C. Klein
Instruction: To withhold authority for an individual nominee(s), write the name(s) here:

_______________________________________________________________________________

2. Proposal to ratify the appointment of the firm of KPMG LLP as independent auditors of Jeffersonville Bancorp for the fiscal year ending December 31, 2001.

   FOR_________      AGAINST_________       ABSTAIN_________

3. In their discretion, the proxies to vote upon such other business as may properly come before the Annual Meeting.

IMPORTANT: Please date this proxy and sign exactly as your name appears to the left. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president of or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:____________________________________________________________________, 2001

Signed:________________________________________________________________________

Please complete, sign, date and return promptly this Proxy in the enclosed stamped, addressed return envelope.